Exhibit 10.5

AFTER RECORDING RETURN TO:

CAPSTONE SERVICING CORPORATION

507 DENALI PASS, SUITE 401

CEDAR PARK, TEXAS 78613

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST AND SECURITY AGREEMENT

WITH COLLATERAL ASSIGNMENT OF RENTS

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

THIS DEED OF TRUST AND SECURITY AGREEMENT (WITH COLLATERAL ASSIGNMENT OF RENTS AND FINANCING STATEMENT) (this “Deed of Trust”) is made this 6TH day of JANUARY, 2026 by LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY (“Grantor,” whether one or more), whose address for notice is 990 Biscayne Blvd., Suite 501, Miami, Florida 33132 to Richard A. Ramirez, as Trustee (hereinafter, together with any duly appointed and designated successor or substitute trustee under this Deed of Trust, called the “Trustee”), whose address for notice is 4807 Spicewood Springs Road, Bldg. 3, Suite 250, Austin, Texas 78759, for the benefit of AUSTERRA STABLE GROWTH FUND, LP., interest (herein after, together with any subsequent holder of the Note, called “Beneficiary”), whose address for notice is 5910 North Central Expressway, Suite 1875, Dallas, Texas 75206.

ARTICLE 1

GRANT

1.1 Mortgaged Property. Grantor, in consideration of TEN AND N0/1 00 DOLLARS ($10.00) cash in hand paid by Trustee, the receipt of which payment is acknowledged and confessed, and of the debt and trust described below, does by these presents GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee, the following property situated in Travis County, Texas

a. Land. All that real property more particularly described as: BEING THAT CERTAIN TRACT OF LAND STATED TO CONTAIN 59.3712 ACRES, MORE OR LESS, OUT OF THE K. BALDWIN SURVEY NO. 600, ABST 90, TRAVIS COUNTY, TEXAS; AND OUT OF A PORTION OF LOT 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, A SUBDIVISION IN. TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN VOLUME 87, PAGE L 74C, PLAT RECORDS OF TRAVIS COUNTY, TEXAS. SAID 59.3712 ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES. AND BOUNDS IN EXHIBIT ’‘A” ATTACHED HERETO AND MADE A PART HEREOF. (the “Land”);

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b. Improvements. All buildings, structures and other improvements now or hereafter located, situated or constructed on the Land (the “Improvements”)

c. Related Interests. All rights, titles, interests, estates, reversions and remainders now owned or hereafter acquired by Grantor in and to the Land and any strips or gores between or among the Land and abutting or adjacent properties; all water and water rights, timber, crops and mineral interests, including without limitation, all oil, gas and other hydrocarbons and other minerals located on, pertaining to, produced from or allocated to the Land; all river, stream and creek beds and other waterways; all permits, licenses, certificates, development rights and utility commitments and/or connections; and all easements, roads, streets, alleys and rights-of-way, rights of ingress and egress, licenses, vehicle parking rights, existing or proposed, adjoining, abutting, adjacent to, serving, appertaining or otherwise benefitting the Land, and all appurtenances, tenements, hereditaments, servitudes, rights, ways, privileges and prescriptions thereto;

d. Fixtures. All fixtures, equipment, systems, including lighting, ventilating, incinerating, water heating, air conditioning, heating, plumbing, refrigerating and air cooling systems, machinery, furniture, furnishings, appliances, and building materials, now owned or hereafter acquired by Grantor and now or hereafter attached to, affixed to, located on or situated within, or severed from the Land or the Improvements, and all replacements thereof, substitutions therefor, additions thereto, and proceeds and products thereof, including without limitation, all rights, titles and interests of Grantor now owned or hereafter acquired in and to any of such personal property that may be subject to any title retention or security agreement superior in lien or security interest to the lien or security interest of this Deed of Trust (the “Fixtures”);

e. Proceeds. All rights and interests of Grantor now owned or hereafter acquired in and to (i) all proceeds and proceeds of proceeds arising from or by virtue of the sale, leasing, or other disposition of any of the real or personal property covered hereby; (ii) all proceeds and proceeds of proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Land, the Improvements or the Fixtures; (iii) all proceeds and proceeds of proceeds arising from the taking of all or any part of the Land, the Improvements, the Fixtures, or any rights appurtenant thereto, including but not limited to, change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law, or by right of eminent domain, or by private or other purchase in lieu thereof; (iv) all reimbursements, revenues, monies, proceeds, benefits and payments from any utility district or other special district related to the development of any portion of the Land; (v) all proceeds, rents, revenues, income and profits arising from the lease or sublease of the real or personal property covered hereby; and (vi) rents, revenues, bonus money, royalties, rights and benefits accruing to Grantor under all present and future oil, gas and mineral leases covering any portion of the Land; and

f. Riders. “Riders” means all Riders to this Security Instrument that are executed by Borrower. Balloon Rider attached.

1.2 Warranty of Title. TO HAVE AND TO HOLD the Mortgaged Property unto Trustee forever; and Grantor binds itself, its heirs, successors, assigns and legal representatives, to warrant and forever defend title to the Mortgaged Property unto Trustee, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

1.3 Exceptions to Title. This Deed of Trust is executed subject to all valid easements, restrictions, covenants, mineral and/or royalty reservations and maintenance charges, if any, applicable to and enforceable against the Mortgaged Property that have been duly recorded in the real estate records of the county in which the Mortgaged Property is located prior to the date of the recording of this Deed of Trust.

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ARTICLE 2

INDEBTEDNESS

2.1 Secured Indebtedness and Obligations. This conveyance is made in trust on the following trusts, terms and conditions, to secure and enforce the following (hereinafter collectively called the “Indebtedness”):

a. Promissory Note. Promissory Note (the “Note”) of even date herewith in the principal sum of FIVE MILLION DOLLARS AND NO/100 ($5,000,000.00), being payable on or before December 1, 2028, bearing interest before and after maturity thereof as therein specified, containing certain acceleration, maturity and attorney’s fee collection clauses, as specified therein, executed by Grantor and payable to the order of Beneficiary, in lawful money of the United States of America; and all renewals, rearrangements, extensions, amendments, increases, consolidations and/or modifications of the Note;

b. Performance of Covenants. The performance of all obligations and covenants of Grantor contained in this Deed of Trust and in the other Loan Documents (defined below);

c. Advances. All other sums which may be hereafter paid or advanced by or on behalf of Beneficiary under the terms and provisions of this Deed of Trust and the other Loan Documents (defined below); and

d. Additional Indebtedness. Any additional loans made by Beneficiary to Grantor (it being contemplated that Beneficiary may lend additional sums to Grantor from time to time, but is not obligated to do so, and Grantor agrees that any such additional loans will be secured by this Deed of Trust); and any and all other indebtedness, obligations and liabilities of any kind of the Grantor to Beneficiary, now or hereafter existing, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, whether evidenced by a note, open account, overdraft or otherwise, and including indebtedness, obligations and liabilities to Beneficiary of the Grantor as a member of any partnership, syndicate, association or other group, and whether incurred by the Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, and whether originally contracted with Beneficiary or acquired by Beneficiary pursuant to a loan participation agreement or otherwise.

2.2 Payment. All payments on the Indebtedness are payable at the address of Beneficiary as set forth in the first paragraph of this Deed of Trust, and, unless otherwise provided in any instrument evidencing the Indebtedness, will bear interest at the rate set forth in the Note, but not in excess of the highest rate permitted by applicable law, from the date of accrual of the Indebtedness until paid. This Deed of Trust, the Note, and any other document, agreement or instrument given to evidence or further secure, govern or guarantee the Indebtedness are hereinafter individually, called a “Loan Document,” and collectively, called the “Loan Documents.”

ARTICLE 3

COLLATERAL ASSIGNMENT OF RENTS AND LEASES

3.1 Collateral Assignment. Grantor, GRANTS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER unto Beneficiary, as additional collateral securing the Indebtedness:

a. Leases. All of Grantor’s rights, title, interests, estates, powers, privileges, options and other benefits of Grantor in, to and under the leases, licenses, and similar agreements, whether written or oral, that now or in the future, from time to time, cover or affect all or any portion of the Mortgaged Property, together with all renewals, extensions, modifications, amendments, subleases, and assignments of such agreements (such leases, licenses, agreements, renewals, extensions, modifications, amendments, subleases, and assignments herein called the “Leases” and singularly “Lease”);

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b. Rents. All of the rents, income, receipts, revenues, issues, profits, receivables, cash proceeds or other proceeds received, collected, or distributed on account of any obligation to pay rents, and other sums of money, including “Rents,” as defined in the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code (hereinafter collectively called the “Rents”), that are now or at any time hereafter become due and payable to Grantor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Mortgaged Property or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security and other deposits, advance rents, prepaid rents, daily rents or room charges, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property and all of Grantor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of any lease default including rejections, under the Federal Bankruptcy Code, including specifically the immediate and continuing right to collect and receive each and all of the foregoing; and

c. Guaranties. Any and all guaranties of payment of the Rents.

3.2 Construction of this Assignment. This collateral assignment of Rents is to be construed as, constitutes and serves as a security instrument under the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code and a security agreement with regard to Rents, Proceeds, and other personal property described in this Deed of Trust within the meaning of a first and prior pledge and assignment and a first and prior lien security interest under the Code (as defined below) as to the property within the scope thereof and situated in the State of Texas. The Leases assigned herein act as collateral for the security interest created by this assignment. Without in any way limiting or restricting any of Beneficiary’s other rights, benefits or privileges hereunder, Grantor and Beneficiary expressly agree that Beneficiary is entitled to all rights, benefits or privileges under Texas common law and any applicable statute, including the Texas Assignment of Rents Acts, Texas Property Code, Chapter 64.

ARTICLE 4

SECURITY AGREEMENT

4.1 Security Interest. This Deed of Trust is a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Business and Commerce Code (hereinafter called the “Code”), and for the purpose of further securing payment and performance of the Indebtedness, Grantor grants to Beneficiary a security interest and lien in all rights, titles and interests now owned or hereafter acquired by Grantor in the portion of the Mortgaged Property constituting personal property or fixtures governed by the Code (the “Collateral”). In addition to Beneficiary’s other rights hereunder, Beneficiary has all rights, powers and remedies of a secured party under the Code, or the Trustee or Beneficiary may proceed as to both the real property and personal property covered by this Deed of Trust in accordance with the rights, powers and remedies granted under this Deed of Trust in respect of the real property covered in this Deed of Trust. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor at least ten (10) days prior to any action under the Code constitutes reasonable notice to Grantor. A carbon, photostatic or other reproduction of this Deed of Trust is sufficient as a financing statement. The Beneficiary has the right at any time to file a manually executed counterpart or a carbon, photostatic or other reproduction of this Deed of Trust as a financing statement in either the central or local UCC records of any jurisdiction wherein the Collateral is situated.

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4.2 Fixtures. This Deed of Trust is effective as a financing statement filed as a fixture filing with respect to all items of the Collateral described in this Deed of Trust that are or are to become fixtures related to the Land, and this Deed of Trust is effective as such from the date of its filing for record in the real estate records of the county in which the Collateral is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of beneficiary specified in the first paragraph of this Deed of Trust. The mailing address of the Grantor, as debtor, is as specified in the first paragraph of this Deed of Trust. Grantor does have an interest of record in the Land, and the names of any additional record owners of the Land are listed herein. Proceeds and products of the portion of the Collateral constituting fixtures are also covered.

ARTICLE 5

REPRESENTATION, WARRANTIES, COVENANTS

AND AGREEMENTS OF GRANTOR

Grantor expressly covenants, warrants, represents and agrees as follows:

5.1 Payment and Performance. Grantor will make all payments on the Indebtedness when due and will timely perform all of Grantor’s covenants, obligations and liabilities under the Loan Documents.

5.2 Existence and Status of Grantor. Grantor will preserve and keep in full force and effect its existence, rights, franchises, and trade names. Grantor will not cause or permit any change to be made in its name, identity, or organizational structure, unless Grantor has obtained Beneficiary’s prior written consent to such change prior to the effective date of such change.

5.3 Title to Mortgaged Property and Lien of this Deed of Trust. Grantor has good and indefeasible title to the Land, the Improvements, the Fixtures and the Collateral, free and clear of any liens, charges, encumbrances security interests, and adverse claims whatsoever, except the statutory liens for ad valorem taxes and standby fees on the Mortgaged Property that are not yet delinquent. Grantor, and Grantor’s successors and assigns, will warrant and forever defend title to the Mortgaged Property, subject as aforesaid, to Trustee and his successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. No part of the Mortgaged Property constitutes all or any part of the business or residential homestead of Grantor.

5.4 Compliance with Laws. The Mortgaged Property and the use, occupancy, operation and maintenance thereof and all activities thereon do and will at all times comply with all existing and future laws, statutes, ordinances, orders, governmental rules, rulings and regulations, judicial decisions, permits, certificates and orders of any and all governmental or quasi governmental entities of any nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence (individually, a “Governmental Authority,” and collectively, the “Governmental Authorities”) affecting or applicable to, or which may be interpreted to affect or be applicable to the Mortgaged Property, and the use, occupancy, operation and maintenance thereof and all activities thereon, including without limitation all applicable environmental, air quality, zoning, planning, building, health, fire, traffic, safety, wetlands, endangered species, coastal and other laws, statutes, ordinances, orders, governmental rules and regulations, judicial decisions, permits, certificates, and court orders (individually, an “Applicable Legal Requirement,” and collectively, “Applicable Legal Requirements”). Grantor has obtained and will preserve in force all requisite zoning, utility, building, health and operating permits from the applicable Governmental Authorities having jurisdiction over the Mortgaged Property. Grantor and all other parties liable on the Indebtedness must comply with all Applicable Legal Requirements relating to terrorism or money laundering. If Grantor receives a notice or claim from any person that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Applicable Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Beneficiary and take such corrective action as may be necessary to bring the Mortgaged Property into compliance with the Applicable Legal Requirement. Grantor has received no notice and has no knowledge of any such noncompliance.

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5.5 Compliance with Environmental Laws. Specifically, without limiting Section 5.4 of this Deed of Trust, Grantor represents to Beneficiary that the Mortgaged Property is not in violation of any Applicable Legal Requirements relating to environmental matters (individually, an “Environmental Requirement,” and collectively, the “Environmental Requirements”). Grantor will keep and maintain the Mortgaged Property in compliance with, and will not cause or permit the Mortgaged Property to be in violation of any Environmental Requirement. If Grantor discovers any previously unknown or undiscovered violation of any Environmental Requirement, then Grantor must immediately notify Beneficiary in writing and Grantor must immediately take any such corrective action as may be necessary to bring the Mortgaged Property into compliance with said Environmental Requirement. Grantor grants Beneficiary an easement for access to all of the Mortgaged Property for the purpose of conducting investigations, inspections, audits, etc. in order to determine if any of the Environmental Requirements have been violated. Upon Beneficiary’s request, Grantor will furnish to Beneficiary, at Grantor’s sole cost and expense, an environmental audit of the Mortgaged Property performed by an auditor satisfactory to Beneficiary. Such audit must cover all Environmental Requirements and be in form and substance satisfactory to Beneficiary. Grantor’s failure to comply with any of these terms is an Event of Default as described in Section 9.1 of this Deed of Trust.

5.6 Payment of Taxes and Assessments. Grantor will pay (and not finance or refinance) as the same come due and before the same become delinquent, all taxes, assessments, standby fees, homeowners’ or condominium association assessments, and other charges and impositions imposed, levied or assessed against the Mortgaged Property (sometimes collectively, the “Real Property Impositions”). Grantor will deliver to Beneficiary such evidence of the payment thereof as Beneficiary may require. Without limiting the foregoing, Grantor will not enter into any arrangement with any third party for the payment of ad valorem taxes due with respect to the Mortgaged Property that would grant a lien on the Mortgaged Property. If Grantor fails to timely pay the Real Property Impositions, Beneficiary may, at its option and without waiver of any other rights granted by this Deed of Trust for breach of the covenants contained in this Deed of Trust, procure and pay any such Real Property impositions, including any sums that may be necessary to redeem the Mortgaged Property from tax sale, without obligation to inquire into the validity of any such Real Property Impositions, the receipts of the proper officers being conclusive evidence of the validity and amount thereof. All amounts so paid by Beneficiary will be payable on demand by Grantor, will bear interest at the rate provided in the Note, and will be added to and constitute a part of the Indebtedness secured by this Deed of Trust.

5.7 Maintenance, Repair and Restoration. Grantor will keep the Mortgaged Property in good condition and repair and will not commit or permit any waste, impairment or deterioration of the same and generally will not do any act by which the value of the Mortgaged Property may become impaired. Nor will any Improvements, Fixtures, the Collateral, or other personal property be altered, destroyed or removed from said Mortgaged Property without the written consent of Beneficiary. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Mortgaged Property, Grantor will give prompt notice thereof to Beneficiary and Grantor will promptly, at Grantor’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) are available or sufficient for the purpose, commence and continue diligently to completion, the restoration, repair, replacement and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction. Grantor will cause. All debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid.

5.8 Operation of Mortgaged Property. Grantor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all Applicable Legal Requirements and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Mortgaged Property in any manner which violates any Applicable Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not, without the prior written consent of Beneficiary (a) initiate or permit any zoning proceedings of any nature with regard to the Mortgaged Property, (b) impose any easement, restrictive covenant or encumbrance upon the Mortgaged Property, (c) execute or file any subdivision plat or condominium declaration affecting the Mortgaged Property, (d) consent to the annexation of the Mortgaged Property to any municipality or special district, or (e) allow any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance from the surface or subsurface of the Land.

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5.9 No Other Liens. Grantor will not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and if any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Beneficiary, then Grantor will cause the same to be promptly discharged and released. Grantor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Beneficiary. Grantor will not authorize, consent to or create a tax lien refinance loan under the Texas Tax Code with respect to the Mortgaged Property.

5.10 Due on Sale, Encumbrance or Change in Control. Grantor will not sell, assign, mortgage or otherwise transfer or encumber any portion of its interest in the Mortgaged Property, and if Grantor is not a natural person, no owner of any ownership interest in Grantor (“Ownership Interest”) will sell, assign, mortgage or otherwise transfer or encumber any Ownership Interest without first obtaining the prior written consent of Beneficiary, which may be withheld in Beneficiary’s absolute discretion. Beneficiary is under no obligation to consent to any requested sale, assignment, transfer, mortgage or encumbrance of Grantor’s interest in the Mortgaged Property or of an owner’s Ownership Interest. Without limiting the foregoing, if Beneficiary does grant such consent, it may make such conditions for the granting of that consent as it may in its sole discretion deem necessary, desirable or appropriate, including without limitation (a) requiring the payment to it of all fees, including without limitation transfer fees and its attorneys’ fees in connection with such sale, assignment, transfer, mortgage or encumbrance, (b) increasing the interest rate on the Indebtedness, (c) requiring the express assumption of payment of the Indebtedness and of the obligations under this Deed of Trust by the transferee of such interest in the Mortgaged Property (with or without the release of Grantor from liability for such payment and obligations), and (d) requiring the execution of assumption agreement, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Beneficiary. Any failure by Grantor or any owner of an Ownership Interest to comply with this Section 5.10 prior to consummating any such sale, assignment, transfer, mortgage or encumbrance constitutes a default under the Note and breach of this Deed of Trust, entitling Trustee and Beneficiary to avail themselves of all rights, powers, remedies and recourses allowed or permitted therein or herein, except when the exercise of such rights, powers and recourses is expressly prohibited by applicable law and such law also precludes Grantor or owner from effectively waiving such prohibition.

5.11 Modification by Subsequent Owners. Grantor agrees that it will be bound by any renewal, rearrangement extension, amendment increase, consolidation and/or modification of this Deed of Trust or any of the other Loan Documents made by Beneficiary and any subsequent owner of the Mortgaged Property, with or without notice to Grantor, and no such renewals, rearrangements, extensions, amendments, increases, consolidations and/or modifications will impair the obligations of Grantor under this Deed of Trust or any other Loan Document. Nothing in this Section 5.11 may be construed as permitting any transfer of the Mortgaged Property that would constitute an Event of Default under other provisions of this Deed of Trust.

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5.12 Reserve for Insurance, Taxes and Assessments. Upon request of Beneficiary, Grantor will deposit with Beneficiary a sum equal to the Real Property Impositions (which for the purpose of this Section include without limitation any recurring charge that could result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Beneficiary and prorated to the end of the calendar month following the month during which Beneficiary’s request is made, and thereafter will deposit with Beneficiary, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Beneficiary) to permit Beneficiary to pay at least fifteen (15) days prior to the due date thereof, the next maturing Real Property Impositions and premiums for such policies of insurance. Beneficiary has the right to rely upon tax information furnished by applicable taxing authorities in the payment of such Real Property Impositions and has no obligation to make any protest of any such Real Property Impositions. Any excess over the amounts required for such purposes will be held by Beneficiary for future use, applied to any Indebtedness or refunded to Grantor, at Beneficiary’s option, and any deficiency in such funds so deposited will be made up by Grantor upon demand of Beneficiary. All such funds so deposited will bear no interest, may be mingled with the general funds of Beneficiary and will be applied by Beneficiary toward the payment of such Real Property Impositions and premiums when statements therefor are presented to Beneficiary by Grantor (which statements must be presented by Grantor to Beneficiary a reasonable time before the applicable amount is due); provided, however, that, if a default has occurred hereunder, such funds may, at Beneficiary’s option, be applied to the payment of the Indebtedness in the order determined by Beneficiary in its sole discretion, and that Beneficiary may (but has no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such Real Property Impositions or premiums that are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor’s interest in the Mortgaged Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) constitutes an assignment or transfer of Grantor’s interest in and rights to such funds held by Beneficiary under this Section, but subject to the rights of Beneficiary under this Deed of Trust.

5.13 Financial Information. Grantor agrees to provide, or cause to be provided, promptly to Beneficiary, all information reasonably requested by Beneficiary concerning the Mortgaged Property and the financial status of Grantor and of any other parties obligated on the Indebtedness, including without limitation operating statements, rent rolls, balance sheets, statements of income and retained earnings, cash flow statements, financial statements and tax returns, in form and substance satisfactory to Beneficiary.

5.14 Appraisals. Grantor agrees and covenants that Beneficiary, at its option, may from time to time during the term of this Deed of Trust, require that appraisals be made of the Mortgaged Property by an appraiser satisfactory to Beneficiary. Any such appraisal must cover such matters as Beneficiary may require and be in form and substance satisfactory to Beneficiary. Grantor will pay for any and all expenses incurred by Beneficiary in connection with any such appraisal, with such payment to be made within ten (10) days after written request by Beneficiary.

5.15 Entry and Inspection. Upon prior notice, Grantor will permit Beneficiary and its agents at all reasonable times to enter, examine and inspect the Mortgaged Property.

5.16 Forfeiture. Grantor represents and warrants to Beneficiary that neither Grantor nor any other person has committed any act or omission, or has consented to any act or omission, with respect to the Mortgaged Property that would or could afford any Governmental Authority the right or remedy of forfeiture of all or any part of the Mortgaged Property, any other collateral securing the Note or the Indebtedness, or any property (including but not limited to money paid) delivered to Beneficiary or any other party in performance of Grantor’s obligations arising in connection with the Indebtedness, or any interest in or income, profits or proceeds of any of the property described in this Deed of Trust. Grantor agrees not to engage in any act or permit any act or omission to exist that would afford any Governmental Authority the right or remedy of forfeiture of all or any part of the Mortgaged Property. Without limiting the generality of the preceding sentence, the filing of any charges or the commencement or threatened commencement of any proceeding against Grantor or any other person liable on the Indebtedness, or against any of the Mortgaged Property or anyone having an interest in, or use or possession of any of the Mortgaged Property, which asserts or could afford any Governmental Authority the right or remedy to forfeit any of such Mortgaged Property, constitutes, at Beneficiary’s election, an event of default under this Deed of Trust and all of the Indebtedness described in and secured by this Deed of Trust.

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5.17 Cross-Collateralization and Additional Obligations Secured. This Deed of Trust secures, in addition to the Note described herein, (a) all present and future indebtedness, obligations, and liabilities of Borrower to Capstone Capital Partners, LLC (“Capstone”), whether direct or indirect, absolute or contingent, and (b) any renewals, extensions, modifications, or substitutions thereof. Borrower expressly agrees that the lien of this Deed of Trust shall secure all such indebtedness, including obligations owed to Capstone in connection with other projects, loans, or ventures in which Capstone is a lender, participant, or co-lender, regardless of whether other lenders also hold interests in those loans. Borrower further agrees that a default under any such other obligation of Borrower in which Capstone is a lender or participant shall constitute a default hereunder. Capstone may, upon any such default, exercise all rights and remedies available under this Deed of Trust and any other instrument securing any obligation of Borrower in which Capstone has an interest, subject to lien priorities and the terms of any applicable intercreditor or participation agreement.

ARTICLE 6

[INTENTIONALLY DELETED]

ARTICLE 7

CONDEMNATION

7.1 Notice of Condemnation Proceedings. If the Mortgaged Property or any part thereof or any interest therein is taken or damaged by reason of exercise of the power of eminent domain (including inverse condemnation) or in any similar manner (collectively, “Condemnation”), or if Grantor receives any notice or other information regarding a Condemnation proceeding, then Grantor must give prompt written notice thereof to Beneficiary.

7.2 Condemnation Proceeds. Upon any Condemnation affecting all or any portion of the Mortgaged Property, Beneficiary is entitled to and must receive the entire compensation, awards and other payments or relief therefore (collectively, “Condemnation Proceeds”) that Grantor is entitled to receive pursuant to the Condemnation (less costs, fees and expenses incurred by Beneficiary in the collection thereof, including, without limitation, attorneys’ fees and expenses, to the extent permitted by law) and such sum will be applied against all sums payable to Beneficiary under this Deed of Trust and under any other Loan Document, against accrued but unpaid interest under the Indebtedness and against the principal balance of the Indebtedness, whether or not due according to its terms, and in such order as Beneficiary shall determine. Grantor assigns to Beneficiary all of Grantor’s right, title and interest in and to all Condemnation Proceeds, including, without limitation, interest. If Grantor receives any Condemnation Proceeds, then Grantor must immediately deliver the Condemnation Proceeds to Beneficiary in the form received.

7.3 Condemnation Proceedings. If any action is filed to condemn all or part of the Mortgaged Property under the power of eminent domain, or any action is filed to acquire the temporary use of all or part of the Mortgaged Property, or any such action is filed to acquire the temporary use of all or part of the Mortgaged Property, or any such action is threatened, then Beneficiary has the right (but not the obligation), and Grantor irrevocably appoints Beneficiary as Grantor’s true and lawful agent and attorney-in-fact, with full power of substitution, in Beneficiary’s name, in Grantor’s name, or otherwise to make proof of loss for, adjust, settle, any such condemnation claim, and to receive the Condemnation Proceeds and endorse Grantor’s name to and negotiate any draft, check or other instrument given in payment of such claim. No agreement, settlement, conveyance or transfer to or with the condemning authority will be made without the consent of Beneficiary, whether or not Beneficiary elects to participate in such proceeding, negotiation or settlement. Grantor will execute and deliver any agreements, instruments or documents necessary to effect collection of any Condemnation Proceeds, with interest thereon. The provisions of this Article 7 will not create any duty on the part of Beneficiary to collect the Condemnation Proceeds and the Beneficiary is not responsible for the failure to collect the same regardless of the cause of such failure.

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ARTICLE 8

INDEMNIFICATION

Grantor will indemnify and hold harmless Beneficiary and Trustee from and against, and reimburse them on demand for, any and all any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), actions, causes of action, proceedings, obligations, debts, judgments, awards, fines, penalties, charges, fees, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claims is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Beneficiary and/or Trustee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or with this Deed of Trust or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever at any time on or before the Release Date (as hereinafter defined), any act performed or omitted to be performed under this Deed of Trust or under any other Loan Document, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document, any Default as defined in this Deed of Trust, any claim under or with respect to any Lease and any violation of any Environmental Requirement. For purposes of this Article 8, the terms “Beneficiary” and “Trustee” include the directors, officers, partners, employees and agents of Trustee and Beneficiary, respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary or Trustee, respectively.

WITHOUT LIMITATION, THE FOREGOING INDEMNITIES APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES WILL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON.

Any amount to be paid under this Article 8 by Grantor to Beneficiary and/or Trustee is an obligation owing by Grantor (that Grantor promises to pay) to Beneficiary and/or Trustee on demand, will bear interest at the rate provided in the Note and will be added to and constitute a part of the Indebtedness secured by this Deed of Trust. “Release Date” means the earlier of the following two dates: (i) the date on which the Indebtedness and obligations in the Loan Documents secured hereby have been paid and performed in full and this Deed of Trust has been released, or (ii) the date on which the lien of this Deed of Trust is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Mortgaged Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Grantor and Grantor1S heirs, devisees, representatives, successors and assigns. The indemnities in this Article 8, in the remainder of this Deed of Trust, or in any other Loan Document will not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Indebtedness, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

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ARTICLE 9

EVENTS OF DEFAULT AND LENDER REMEDIES

9.1 Events of Default. The occurrence of any one of the following will be a default under this Deed of Trust (“Event of Default”):

a. Failure to Pay Indebtedness. Any of the Indebtedness is not paid when due, whether by acceleration or otherwise.

b. Nonperformance of Covenants. Any covenant in the Loan Documents is not fully and timely performed, or the occurrence of any default or event of default thereunder.

c. False Representation. Any statement, representation or warranty in the Loan Documents, any financial statement or any other writing delivered to Beneficiary in connection with the Indebtedness is false, misleading or erroneous in any material respect.

d. Bankruptcy or Insolvency. Grantor or any person obligated to pay any part of the Indebtedness: (i) does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or is the subject of an order for relief; (iv) has a trustee, receiver, custodian or other similar official appointed for or take, possession of all or any part of the Mortgaged Property or any other of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days (except where a shorter period is specified in the immediately following subparagraph (v); (v) fails to have discharged within a period often (10) days any attachment, sequestration, or similar writ levied upon any property of such person; or (vi) fails to pay immediately any final money judgment against such person.

e. Foreclosure of Other Liens. The holder of any lien, security interest or assignment on the Mortgaged Property institutes any proceedings for the enforcement of its remedies thereunder.

f. Liquidation, Death, Etc. The liquidation, termination, failure to maintain good standing in the State of Texas (if applicable), death or legal incapacity of Grantor, the maker of the Note if other than Grantor, or any guarantor.

g. Other Loan Documents. A default or event of default occurs under any Loan Document, other than this Deed of Trust, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

9.2 Exercise of Specific Remedies. If an Event of Default occurs, then Beneficiary may exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

a. Acceleration. Upon the occurrence of an Event of Default described in Section 9.1 of this Deed of Trust, the entire principal of and accrued interest of the Indebtedness will forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of further actions of any kind, all of which are hereby expressly waived by Grantor. In the event that any other Event of Default occurs and is continuing, Beneficiary may declare the Indebtedness immediately due and payable, whereupon all of the Indebtedness will be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or further actions of any kind, all of which are expressly waived by Grantor. Grantor waives notice of intent to accelerate and notice of acceleration.

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b. Enforcement of Assignment of Rents and Leases. Prior or subsequent to taking possession of any portion of the Mortgaged Property or taking any action with respect to such possession, Beneficiary may to the extent and in accordance with the provisions of the Texas Assignment of Rents Act (Texas Property Code, Chapter 64): (i) collect and/or sue for the Rents in Beneficiary’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys’ fees and expenses, apply the net proceeds thereof to any Indebtedness as Beneficiary may elect; (ii) make, modify, enforce, cancel, terminate or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Mortgaged Property; (iii) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorneys’ fees and expenses, and/or to the Indebtedness; and (iv) require Grantor to transfer all security deposits and records thereof to Beneficiary together with all original counterparts of the Leases.

c. Foreclosure.

i. Notice and Sale. Beneficiary may require the Trustee to sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated, or if the Mortgaged Property is located in more than one county such sale may be made at the courthouse in any county in which the Mortgaged Property is situated. The sale will take place at such area of the courthouse as is properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter-described notice of sale as the earliest time at which such sale will occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale will occur) and of the property to be sold in the manner hereinafter described. Notice of a sale of all or part of the Mortgaged Property by the Trustee will be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county a notice will be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary will, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the debt according to the records of Beneficiary. Service of such notice will be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed is prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor’s address as stated below. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this subparagraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale will constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event is Trustee required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale.

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ii. Application of Sale Proceeds. Trustee making such sale will receive the proceeds thereof and will apply the same as follows: (i) first, to the payment of all expenses of advertising, selling and conveying the Mortgaged Property, including the expenses of Trustee and a reasonable Trustee’s fee or commission; (ii) second, to the payment of the Indebtedness, so far as may be possible, discharging first that portion of the Indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note in any order as Beneficiary may determine; (iii) third, to the payment of any amounts to persons legally entitled thereto and required by law to be paid prior to payment to Grantor; and (iv) fourth, the balance, if any, to the Grantor. Payment of the purchase price to Trustee will satisfy the obligation of the purchaser at such sale therefor, and such purchaser will not be responsible for the application thereof.

iii. Multiple Sales. The sale or sales by Trustee of less than the whole of the Mortgaged Property will not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property will be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property is less than the aggregate of the Indebtedness and the expenses thereof, then this Deed of Trust and the lien, security interest and assignment of this Deed of Trust remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor will never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary has the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made under this Deed of Trust, then the holder of the Indebtedness or any part thereof on which the payment is delinquent has the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, will not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust will remain in full force and effect as though no sale had been made under the provisions of this subparagraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

iv. Foreclosure Documents. At any such sale (l) Grantor agrees, on its behalf and on behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, will be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract.

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v. Purchase by Beneficiary. Beneficiary or a related party may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee’s or foreclosure sale hereunder, and the amount of such successful bid may be credited on the Indebtedness.

d. Uniform Commercial Code. Without limitation of Beneficiary’s rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Beneficiary may exercise its rights of enforcement with respect to the Collateral or any part thereof under the Code as amended (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law). In the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Mortgaged Property may, at the option of Beneficiary, be sold as a whole. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any default, or as to Beneficiary having declared all of the Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Beneficiary, will be taken as prima facie evidence of the truth of the facts so stated and recited. Written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made will constitute reasonable notice.

e. Lawsuits. Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

f. Entry on Mortgaged Property. Upon occurrence of an Event of Default under this Deed of Trust, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Beneficiary deems best; and in the exercise of any of the foregoing rights and powers Beneficiary will not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

9.3 Tenancy at Will. In the event of a trustee’s sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant will immediately become the tenant of the purchaser at such sale, which tenancy will be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer will lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

9.4 Substitute Trustee. If, for any reason, Beneficiary prefers to appoint a substitute Trustee under this Deed of Trust, Beneficiary may, from time to time, appoint one or more substitute Trustees, without procuring the resignation of the former Trustee and without other formality than the execution and acknowledgment by Beneficiary of a written instrument appointing and designating such successor or substitute Trustee, who becomes vested with and succeed to all the estates, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment will be conclusively presumed to have been executed with appropriate authority.

9.5 Beneficiary’s Right to Perform. At anytime after an Event of Default has occurred and is continuing, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse, Beneficiary may (but is not obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and will have the right to enter upon the Mortgaged Property for such purpose and to take all such action as it may deem necessary or appropriate.

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9.6 Other Rights. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Documents, or now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

9.7 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary has all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof), and same (a) are cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor arises, it being agreed by Grantor that the exercise of or failure to exercise any of same will in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and are, nonexclusive.

ARTICLE 10

WAIVERS

10.1 Waiver of Rights and Remedies of Sureties. Grantor waives any right or remedy that Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

10.2 Waiver of Deficiency Statute. IN THE EVENT AN INTEREST IN ANY OF THE MORTGAGED PROPERTY IS FORECLOSED UPON PURSUANT TO A JUDICIAL OR NONJUDICIAL FORECLOSURE SALE, GRANTOR MAKES THE AGREEMENTS AS SET FORTH IN THIS SECTION 10.2. NOTWITHSTANDING THE PROVISIONS OF SECTIONS 51.003, 51.004, AND 51.005 OF THE TEXAS PROPERTY CODE (AS THE SAME MAY BE AMENDED FROM TIME TO TIME), AND TO THE EXTENT PERMITTED BY LAW, GRANTOR AGREES THAT BENEFICIARY IS ENTITLED TO SEEK A DEFICIENCY JUDGMENT FROM GRANTOR AND ANY OTHER PARTY OBLIGATED ON THE NOTE EQUAL TO THE DIFFERENCE BETWEEN THE AMOUNT OWING ON THE NOTE AND THE AMOUNT FOR WHICH THE MORTGAGED PROPERTY WAS SOLD PURSUANT TO JUDICIAL OR NONJUDICIAL FORECLOSURE SALE. GRANTOR FURTHER RECOGNIZES AND AGREES THAT THIS WAIVER CREATES AN IRREBUTTABLE PRESUMPTION THAT THE FORECLOSURE SALE PRICE IS EQUAL TO THE FAIR MARKET VALUE OF THE MORTGAGED PROPERTY FOR PURPOSES OF CALCULATING DEFICIENCIES OWED BY GRANTOR, GUARANTOR, AND OTHERS AGAINST WHOM RECOVERY OF A DEFICIENCY IS SOUGHT.

10.3 Waiver of Consumer Rights under the DTPA. GRANTOR REPRESENTS AND ACKNOWLEDGES THAT (I) IT IS A “BUSINESS CONSUMER” AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, AS SAME MAY BE AMENDED, SUPPLEMENTED, REPLACED OR SUCCEEDED FROM TIME TO TIME (THE “ACT”), (II) IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION, (III) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO BENEFICIARY, (IV) IT HAS BEEN REPRESENTED BY COUNSEL OF ITS SELECTION IN CONNECTION WITH THE LOAN AND THE TRANSACTIONS CONTEMPLATED THEREBY OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, WHICH COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY BENEFICIARY OR AN AGENT OR BENEFICIARY, (V) THE TRANSACTIONS INVOLVE TOTAL CONSIDERATION BY GRANTOR OF MORE THAN ONE HUNDRED THOUSAND ($100,000.00) DOLLARS, AND (VI) THE TRANSACTIONS AND THE DOCUMENTS DO NOT INVOLVE GRANTOR’S RESIDENCE. FURTHERMORE, GRANTOR WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-- CONSUMER PROTECTION ACT, SECTION 17.41ET. SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF GRANTOR’S OWN SELECTION GRANTOR VOLUNTARILY CONSENTS TO THIS WAIVER.

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10.4 Waiver of Right to Trial by Jury. GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

10.5 Waiver of Marshalling of Assets and Certain Other Rights. To the extent that Grantor may lawfully do so, Grantor expressly waives any right pertaining to the marshalling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Beneficiary to sell the Mortgaged Property for the collection of the Indebtedness (without any prior or different resort for collection), or the right of Beneficiary to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant.

ARTICLE 11 MISCELLANEOUS

11.1 Collection. If the Indebtedness is collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or placed in the hands of an attorney for collection after an Event of Default or maturity, Grantor agrees to pay the attorneys’ and collection fees and expenses as set forth in the Note, and such fees and expenses will be added to and become a part of the Indebtedness secured by this Deed of Trust.

11.2 Change in Ownership. If the ownership (legal or beneficial) of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, or in the event of a change of any ownership of Grantor (legal or beneficial), Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantor without in any way vitiating or discharging Grantor’s liability hereunder or upon the Indebtedness. No sale of the Mortgaged Property, and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Indebtedness, will operate to release or affect the original liability of Grantor.

11.3 Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantor’s request, and Beneficiary is subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances arereleased of record; provided, however, that the terms and provisions of this Deed of Trust will govern the rights and remedies of Beneficiary and supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

11.4 Application of Payments to Certain Indebtedness. If any part of the Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Indebtedness, the portion of the Indebtedness that is not secured by this Deed of Trust will be completely paid prior to the payment of the secured portion of the Indebtedness, and all payments made on account of the Indebtedness will be considered paid on and applied first to the complete payment of the portion of the Indebtedness which is not secured by this Deed of Trust.

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11.5 Release of Lien. If Grantor performs each of the covenants and agreements in this Deed of Trust, then this conveyance will become null and void and will be released at Grantor1s written request and expense; otherwise, it will remain in full force and effect. No release or modification of this conveyance, or of the lien, security interest or assignment created and evidenced hereby, is valid unless executed by Beneficiary.

11.6 Partial Release of Lien, Extension, Etc. Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest and assignment hereof against the remainder. The lien, security interest and other rights granted by this Deed of Trust will not affect or be affected by any other security taken to secure the Indebtedness. The taking of additional security, or the extension or renewal of the Indebtedness or any part thereof, will not release or impair the lien, security interest and other rights granted by this Deed of Trust, or affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal, rearrangement, extension, amendment, increase, consolidation, or modification of the Indebtedness, or any part thereof, will be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is paid in full.

11.7 Limitation on Interest. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Indebtedness or otherwise, may the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary will be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary ever receives anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest will be applied to the reduction of the principal balance of the Indebtedness and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Indebtedness, such excess will be refunded to Grantor. All interest paid or agreed to be paid to Beneficiary will, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Indebtedness (including the period of any renewal or extension thereof) so that the interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section controls all agreements between Grantor and Beneficiary.

11.8 Further Assurances. Grantor will, promptly on request of Beneficiary, (a) correct any defect, error or omission that may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; and (b) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements, and assignments of rents or leases) or do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons.

Deed of Trust	Page 17 of 22

11.9 Advances, Expenses and Fees. Without limiting of any other provision of this Deed of Trust or of any other Loan Document and to the extent not prohibited by applicable law, Grantor will pay, and will reimburse to Beneficiary and/or Trustee on demand to the extent paid by Beneficiary and/or Trustee: (a) all costs and expenses of every character incurred by Grantor or Beneficiary and/or Trustee in connection with the preparation of the Loan Documents, the evaluation, closing and funding or the monitoring or administration of the loan evidenced by the Loan Documents, and any and all amendments and supplements to this Deed of Trust, the Note or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property; and (b) all costs and expenses, including reasonable attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy by Beneficiary or Trustee, or the enforcement or performance of any obligation of Grantor, hereunder or under any other Loan Document. Such amounts will be payable on demand by Grantor, bear interest at the rate provided in the Note and be added to and constitute a part of the Indebtedness secured by this Deed of Trust.

11.10 No Waiver. No waiver of any Event of Default or any other default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other Loan Document will be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted will be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers under this Deed of Trust will be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. Acceptance by Beneficiary of partial payments will not constitute a waiver of the default by failure to make full payments.

11.11 Beneficiary’s Consent. In any instance hereunder where Beneficiary’s approval or consent is required or the exercise of Beneficiary’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment will be within the sole discretion of Beneficiary free from any limitation or requirement of reasonableness, and Beneficiary will not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary’s judgment.

11.12 No Impairment of Security. The lien, security interest and other security rights of Beneficiary hereunder or under any other Loan Document will not be impaired by any indulgence, moratorium or release granted by Beneficiary including, but not limited to, any renewal, extension or modification which Beneficiary may grant with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness. The taking of additional security by Beneficiary will not release or impair the lien, security interest or other security rights of Beneficiary hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby Beneficiary’s consent to any junior lien).

11.13 Enforceability. This instrument is deemed to be and may be enforced from time to time as a Deed of Trust, Chattel Mortgage, Assignment, Contract, Security Agreement, Financing Statement, or Lien on Machinery Situated on Realty, and from time to time as any one or more thereof, and constitutes a “fixture filing” for purposes of Article 9 of the Code.

11.14 Severability. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity and enforceability of the remaining provisions of this Deed of Trust is not affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there will be added automatically as a part of this Deed of Trust a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Deed of Trust	Page 18 of 22

11.15 Notices. All notices, demands, requests, approvals and other communications required or permitted under this Deed of Trust will be given by either party hereto to the other in writing and will be deemed to have been properly given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the parties at the addresses stated in the first paragraph of this Deed of Trust or to such other address as Grantor or Beneficiary may from time to time designate by written notice.

11.16 Successors and Assigns. The covenants and agreements in this Deed of Trust bind, and the benefits and advantages inure to, the respective heirs, executors, administrators, successors, assigns, and legal representatives of the parties hereto. Whenever used, the singular number includes the plural, the plural the singular, and the use of any gender is applicable to all genders.

11.17 Headings. The article, section and subsection headings hereof are inserted for convenience of reference only and will not alter, define, or be used in construing the text of such articles, sections or subsections.

11.18 Applicable Law. THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, ARE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

11.19 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents. Grantor acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Deed of Trust	Page 19 of 22

BORROWER:

LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY

/s/ Nicolai Brune
BY:	NICOLAI BRUNE
TITLE:	CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT

STATE OF ________________

COUNTY OF ________________

This instrument was acknowledged before me this_____________________________________________by NICOLAI BRUNE, CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT of LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY.

(Signature of officer)

(Title of officer)

My Commission Expires:

Deed of Trust	Page 20 of 22

EXHIBIT “A”

Being that certain tract of land stated to contain 59.3712 acres, more or less, out of the K. BALDWIN SURVEY NO. 600, ABSTRACT 90, Travis County, Texas; and out of a portion of Lot 1, AMENDED PLAT OF THE COVE AT LAGO VISTA, a subdivision in Travis County, Texas, according to the map or plat there of recorded in Volume 87, Page 174C, Plat Records of Travis County, Texas, and more particularly described as follows:

FIELD NOTES FOR 59.3712 ACRES OF LAND OUT OF THE J. K. BALDWIN SURVEY NO. 609, TRAVIS COUNTY, CITY OF LAGO VISTA, TEXAS, BEING COMPOSED OF THREE TRACTS OF 23.76 ACRES, 18.219 ACRES, AND 16.84 ACRES, BEING THOSE SAME TRACTS CONVEYED TO G & G/PENINSULA, LP, CALLED 23.72 ACRES IN DOCUMENT NO. 2005114202, CALLED 18.231 ACRES AND 16.84 ACRES IN DOCUMENT NO. 2005114201, TRAVIS COUNTY OFFICIAL PUBLIC RECORDS (TCOPR), AND 0.5522 ACRE OF LAND, CALLED 24,504 SQUARE FEET, CONVEYED TO G & G PENINSULA, LP, IN DOCUMENT NO. 2008034575, TCOPR, SAID 59.3712 ACRES BEING DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2” steel pin found at the northwest corner of said 18.231 acre tract, also the northeast corner of a 3.02 acre tract conveyed to Hugh Beadles by deed recorded in Book 12790, Page 2082, TCOPR, also a point in the south right-of-way (ROW) line of Highland Lake Drive, for the northwest corner hereof;

THENCE with said south ROW line these 10 courses:

1)	N 53° 50’ 20” E 500.30 feet to a 1/2” steel pin found for angle,

2)	N 70° 41’ 32” E 172.57 feet to a 1/2” steel pin found for angle,

3)	N 87° 44’ 26” E 408.85 feet to a 1/2” steel pin found for angle,

4)	S 66° 58’ 38” E 272.18 feet to a 1/2” steel pin found for angle,

5)	S 39° 50’ 47” E 48.76 feet to a 1/2” steel pin with orange cap set at a fence for a sewage pump station, for corner hereof,

6)	S 48° 17’ 10” W 30.00 feet crossing said fence to a 1/2” steel pin with orange cap set for inside corner hereof,

7)	S 41°42’ 50” E 32.98 feet to a 1/2” steel pin with orange cap set for inside corner hereof,

8)	N 48°17’ 10” E 30.00 feet to a 1/2” steel pin with orange cap set for corner,

9)	along a curve to the right with chord of S 14° 45’ 50” E 4.32 feet and radius of 38.87 feet to a spindle set at a point of reverse curve,

10)	along a curve to the left with chord of S 11° 17’ 38” E 48.73 feet and radius of 51.13 feet to a 1/2” steel pin found under concrete near a fence column, for the northeast corner hereof;

THENCE with the east line of said 18.231 acres, also the east line of a 2.934 acre tract recorded in Book 12623, Page 282 (Exhibit C), TCOPR, also the west line of the remainder of Lot 1, Amended Plat of The Cove At Lago Vista, a subdivision recorded in Book 87, Page 174C, Travis County Plat Records, for the following 2 courses:

1)	S 47° 38’ 37” W 238.42 feet to a 1/2” steel pin found for angle point,

2)	S 13° 42’ 31” W 479.91 feet to a 1/2” steel pin found, for easterly corner hereof;

Deed of Trust	Page 21 of 22

THENCE S 51° 42’ 35” W 180.89 feet with the southeast line of said 18.231 acres to a submerged point in Lake Travis, which is the northeast corner of said called 23.72 acre tract recorded in Doc. No. 2005114202, TCOPR, also the northwest corner of a remainder of a tract conveyed to NRC Inc. by deed recorded in Book 4051, Page 2298, TCOPR, for an internal corner hereof;

THENCE S 38° 13’ E 1103.20 feet with the northeast line of said 23.78 acres and the southwest line of said remainder of NRC tract to a submerged point, for angle point hereof;

THENCE S 04° 52’ E 570.10 feet with the east line of said 23.78 acres to a submerged point on the approximate north bank of the Colorado River, at the southeast corner of said 23.78 acres, for southeast corner hereof;

THENCE S 85° 08’ W 696.96 feet along said north bank to a submerged point at the southeast corner of said 16.84 acre tract, for angle point hereof;

THENCE S 85° 05’ 35” W 707.74 feet along said north bank to a submerged point at the southwest corner of said 16.84 acre tract, also the southeast corner of a 3.356 acre tract conveyed to Vacation Villages Association, Inc. by deed recorded in Book 12607, Page 2822, TCOPR, for southwest corner hereof;

THENCE along the east line of said 3.356 acres the following 2 courses:

1)	N 04° 51’ 08” W 843.32 feet to a 1/2” steel pin found, for angle point,

2)	N 14° 25’ 32” E 205.77 feet to a 1/2” steel pin found at the northeast corner of said 3.356 acre tract, for angle point hereof;

THENCE N 14° 21’ 58” E 69.15 feet along the east line of Lot 30001 -C, A RE-SUBDIVISION OF A PORTION OF HIGHLAND LAKE ESTATES SECTION 26 AND HIGHLAND LAKE ESTATES SECTION 30, a subdivision recorded in Book 81, Page 358, Travis County Plat Records, to a ‘X’ found on concrete electric pad for angle point hereof;

THENCE N 14° 24’ 51” E 69.83 feet, crossing American Drive, to a 1/2” steel pin found at the westerly southwest corner of said 23.72 acre tract, in the north right-of-way (ROW) line of American Drive, also the southeast corner of Lot 30078, Highland Lake Estates Section 30, a subdivision recorded in Book 81 , Page 358, Travis County Plat Records, for angle point hereof;

THENCE N 14° 27’ 32“ E 530.95 feet along the east line of said Lot 30078 and the east line of a 3.02 acre tract conveyed to Hugh Beadles by deed recorded in Book 12790, Page 2082, TCOPR, to a 1/2” steel pin found at the northwest corner of said 23.72 acres, also southwest corner of said 18.231 acres, for angle point hereof;

THENCE N 36° 19’ 19” W 567.32 feet with the southwest line of said 18.231 acres and the northeast line of said 3.02 acres, to the POINT OF BEGINNING, containing 59.3712 acres of land, more or less.

Deed of Trust	Page 22 of 22

BALLOON RIDER

THIS BALLOON RIDER is made this January 6, 2026, and is incorporated into and shall be deemed to amend and supplement the Mortgage, Deed of Trust, or Deed to Secure Debt (“Security Instrument”) of the same date given by the undersigned (“Borrower”), to secure the Borrower’s Note to AUSTERRA STABLE GROWTH FUND, LP (“Lender”) of the same date and covering the property described in the Security Instrument and located at:

1900 & 1901 American Drive, Lago Vista, Texas 78645

[Property Address]

The interest rate stated on the Note is called the “Note Rate.” The date of the Note is called the “Note Date.” I understand the Lender may transfer the Note, Security Instrument and this Rider. The Lender or anyone who takes the Note, the Security Instrument and this Rider by transfer and who is entitled to receive payments under the Note is called the “Note Holder.” BORROWER will prepay the principal of this note, any additional payments due upon sale and/or maturity, and the accrued interest in full.

ADDITIONAL COVENANTS. In addition to the covenants and agreements in the Security Instrument, Borrower and Lender further covenant and agree as follows (despite anything to the contrary contained in the Security Instrument or the Note):

THIS LOAN IS PAYABLE IN FULL AT MATURITY. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THE LENDER YOU HAVE THIS LOAN WITH, WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Balloon Rider.

BORROWER:

LV PENINSULA HOLDING, LLC, A TEXAS LIMITED LIABILITY COMPANY

/s/ Nicolai Brune
BY:	NICOLAI BRUNE
TITLE:	CHIEF FINANCIAL OFFICER AND AUTHORIZED AGENT

Balloon Rider	Page 1 of 1